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                                                                       EXHIBIT 1


                        AGREEMENT REGARDING JOINT FILING



         The undersigned, for good and valuable consideration, hereby agree that they shall jointly file an acquisition statement under Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to the acquisition by the undersigned of shares of common stock of World Access, Inc., a Delaware corporation, and that they shall cooperate with each other regarding the filing, and when appropriate, amending of such acquisition statement.

         Dated as of December 23, 1998.


MCI WORLDCOM, Inc.                    WorldCom Network Services, Inc.


By: /s/ Scott D. Sullivan             By: /s/ Scott D. Sullivan
    -----------------------------         --------------------------------------
Name:  Scott D. Sullivan              Name:  Scott D. Sullivan
Title: Chief Financial Officer        Title: Chief Financial Officer


MFS Telecom, Inc.                     Brooks Fiber Communications of Texas, Inc.


By: /s/ Scott D. Sullivan             By: /s/ Scott D. Sullivan
    -----------------------------         --------------------------------------
Name:  Scott D. Sullivan              Name:  Scott D. Sullivan
Title: Chief Financial Officer        Title: Chief Financial Officer